AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AMENDED AND RESTATED this 18th day of July 2006.

BETWEEN FULTON FINANCIAL CORPORATION, a Pennsylvania corporation with offices at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604 (“Fulton”),

AND                                                        , an adult individual (“Executive”), whose current residence address is                                                                                                     .

Background:

Executive is presently employed as                                                        .  Executive is an active participant in a qualified retirement plan maintained by Fulton, as described hereinafter.  Executive's compensation for qualified plan purposes is limited under Internal Revenue Code Section 401(a)(17) (“Qualified Plan Limit”), as adjusted from time to time by law.  Fulton and Executive originally entered into a Supplemental Executive Retirement Plan on                                                        ,                , for the purpose of providing Executive with additional retirement benefits on the Executive's compensation that exceeds this Qualified Plan Limit.  Fulton and Executive now mutually desire to amend and restate the Supplemental Executive Retirement Plan in its entirety, effective generally January 1, 2005, in order to comply with the requirements of new Internal Revenue Code Section 409A governing the income taxation of nonqualified deferred compensation earned and vested on and after said date and also in order to reflect new investment provisions applicable to Deferred Compensation Accounts hereunder on and after January 1, 2006.

In consideration of the foregoing and the mutual agreements and covenants hereinafter contained, and intending to be legally bound, Fulton and the Executive agree as follows:

1.   Definitions.  As used in this Agreement, the following terms shall have the following meanings:

(a)   “Fulton Profit Sharing Plan” means the Fulton Financial Corporation Profit Sharing Plan, as amended from time to time, or any plan, which supersedes or replaces the foregoing Plan.

(b)   “Fulton Profit Sharing Plan Account” means Executive's account or accounts under the Fulton Profit Sharing Plan.

(c)   “Deferred Compensation Account” or the “Account” means an account maintained on Fulton's books prior to January 1, 2006, and under the Fulton Financial Corporation Nonqualified Deferred Compensation Benefits Trust (the “Trust”) on and after January 1, 2006, to which there shall be credited the following amounts:

(i)  For each calendar year in which the Executive receives an allocation of contributions or forfeitures under the Fulton Profit Sharing Plan, a contribution shall be credited to the Account at the actual rate of contributions and forfeitures (as a percentage of compensation) made to the Fulton Profit Sharing Plan for the Executive for such year, and each annual contribution shall be based upon the amount by which the Executive's compensation (as defined in the Fulton Profit Sharing Plan) exceeds the Qualified Plan Limit (adjusted as provided below) for such year.  The annual contribution shall be credited to the Account within a reasonable period time after the time the employer contribution is credited to the Executive's Fulton Profit Sharing Plan Account.

(ii)  For any calendar year in which the Secretary of the Treasury adjusts the Qualified Plan Limit, the amount referred to in subsection (i) shall be similarly adjusted for such year.

(iii)  For periods of time prior to January 1, 2006, interest shall be credited to the Deferred Compensation Account on an annual basis based on the rate of interest in effect on January 1 of each year on the twelve (12) year Fulton Investar IRA Fund (or similar account or fund selected by Fulton in the event that such Fund is discontinued).  On and after January 1, 2006, the Deferred Compensation Account shall be held under the terms of the Fulton Financial Corporation Nonqualified Deferred Compensation Benefits Trust and invested thereunder, in accordance with the Executive’s direction, between and among such investment alternatives selected from time to time by Fulton, in its capacity as Administrator of this Plan.  In the absence of direction from the Executive the Deferred Compensation Account shall be invested in the available investment alternative identified under the Trust documents as the default investment fund.  Rules and procedures governing the frequency and manner of Executive investment directions shall be established by Fulton, in its capacity as Administrator of this Plan, and communicated to the Executive.  On and after January 1, 2005, the Executive’s Deferred Compensation Account shall consist of two separate subaccounts, the Deferred Compensation Subaccount A and the Deferred Compensation Subaccount B.  The portion of the Deferred Compensation Account that was both earned and vested prior to January 1, 2005, and all subsequent interest and earnings attributable thereto, shall be held in the Executive’s Deferred Compensation Subaccount A, and the balance of the Deferred Compensation Account shall be held in the Executive’s Deferred Compensation Subaccount B.

(d)   “Separation from Service” means that the Executive is no longer employed by Fulton or any of its affiliates, is no longer earning contributions or forfeitures under the Fulton Profit Sharing Plan, and otherwise meets the definition of a separation from service in the Treasury regulations promulgated under Internal Revenue Code Section 409A.

(e)   “Administrator” means Fulton Financial Corporation, or such person, committee or organization to which Fulton Financial Corporation's board of directors may delegate responsibility for the administration of the Plan.

2.   Payment of the Deferred Compensation Account.  Upon the separation from service of Executive for any reason, Fulton will pay to Executive, in the form hereinafter provided, the Deferred Compensation Account.  Notwithstanding anything contained in this Agreement to the contrary, no portion of the Deferred Compensation Account shall be paid or payable to the Executive unless the Executive's account or accounts under the Fulton Profit Sharing Plan are 100% vested.  The Deferred Compensation Subaccount A may, at Fulton's option, be paid in a lump sum or in annual or more frequent installments over a period not to exceed five (5) years.  The Deferred Compensation Subaccount B shall be paid in a lump sum unless the Executive makes an election pursuant to the following sentence to receive annual installment payments over a period not to exceed five (5) years. Any change by the Executive to the applicable form of payment for the Deferred Compensation Subaccount B, from a lump sum to installments or subsequently from installments to a lumps sum, shall be subject to the following conditions:  the change must be made at least 12 months in advance of the date the initial payment under the prior applicable form of payment is to be made, the change cannot take effect until at least 12 months after it is made, and the initial payment pursuant to the change shall not be made until a date that is five years after the date an initial payment would otherwise have been made under the prior applicable form of payment.  Any unpaid balance of a series of installment payments shall continue to be invested pending payment in the investment alternatives available under the Trust and selected by the Executive.  In the event of the Executive's death prior to the receipt of the entire Deferred Compensation Account (whether or not the payments of the Deferred Compensation Account have commenced), the balance shall be paid in a lump sum to the same recipient or recipients as designated under the Fulton Profit Sharing Plan to receive any death benefit hereunder.  The Executive shall be vested in the Deferred Compensation Account only to the extent that, upon separation from service of Executive, the Executive is vested in his Fulton Profit Sharing Account.  In the case Executive is a key employee (as defined in Internal Revenue Code Section 416(i)) of Fulton Financial Corporation as of the last day of the calendar year preceding the date the Deferred Compensation Account becomes payable (or, in the case the account becomes payable in the first calendar quarter of the year, as of the last day of the second preceding calendar year), distribution of that portion of the Executive’s Deferred Compensation Account that is credited to his Deferred Compensation Subaccount B shall be made or commenced on the first day of the seventh month following the date the Deferred Compensation Account otherwise becomes payable hereunder on account of the Executive’s separation from service.

3.   Calculation of Deferred Compensation Account.  The determination of the balance of the Deferred Compensation Account at any time prior to January 1, 2006, if made in good faith by an independent actuary selected by Fulton, shall be binding on both Fulton and the Executive.  On and after January 1, 2006, the balance of the Deferred Compensation Account shall be the aggregate fair market value of the assets allocated to and held in the Account under the Trust.

4.   No Contract of Employment.  This Agreement shall not constitute or be construed as a contract of employment between the Executive and Fulton or any of its affiliates.

5.   Relationship of Parties.  The payments which are to be made by Fulton to Executive or his estate under the terms of this Agreement shall not constitute a lien or preferred claim on any of the assets of Fulton, and the relationship of Fulton, on the one hand, and Executive or his estate, on the other, as a result of this Agreement, shall be solely that of debtor and unsecured creditor.  Amounts credited to Executive’s Deferred Compensation Account under the Trust on and after January 1, 2006, shall be subject to the claims of Fulton’s creditors in the event of Fulton’s insolvency.

6.   Offsets and Non-alienation.  At any time after the termination of employment of Executive, Fulton may, at its option, offset any amounts owed by Executive to Fulton or any of its affiliates against the Deferred Compensation Account.  Otherwise, the payments to be made under this Agreement are personal to the Executive and the right to receive such payments shall not be subject to assignment or alienation by the Executive.

7.   Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to its subject matter, and supersedes any prior agreement, whether written or oral.  It may be amended only by written agreement executed by both the parties hereto.  This Agreement shall remain in effect from year to year without further approval of the Board of Directors of Fulton; however, Fulton may cease crediting future contributions to the Executive's Deferred Compensation Account at any time by written notice to the Executive.

8.   Choice of Law.  This Agreement is executed in the Commonwealth of Pennsylvania and shall be interpreted in accordance with its laws.

9.   Binding Effect.  This Agreement shall be binding upon the parties hereto and their respective successors in interest.

IN WITNESS WHEREOF, this Agreement has been executed the day and year first above written.

FULTON FINANCIAL CORPORATION By: Attest:
Witness:	EXECUTIVE

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